Exhibit 10.57(b)
EXECUTION VERSION
SMITH & WESSON HOLDING CORPORATION
AND
CERTAIN AFFILIATED ENTITIES
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     This Amendment No. 2 to Credit Agreement and Assignment and Acceptance of Collateral Documents (this “Amendment No. 2”) dated as of March 12, 2009 (the “Amendment Date”), is among Smith & Wesson Holding Corporation, a Nevada corporation (“Holdings”), Smith & Wesson Corp., a Delaware corporation (“S&W Corp.”), Thompson/Center Arms Company, Inc., a New Hampshire corporation (“TCAC”), Thompson Center Holding Corporation, a Delaware corporation (“TCHC”), Fox Ridge Outfitters, Inc., a New Hampshire corporation (“Fox Ridge”), Bear Lake Holdings, Inc., a Delaware corporation (“Bear Lake”), K.W. Thompson Tool Company, Inc., a New Hampshire corporation (“K.W. Thompson”), and O.L. Development, Inc., a New Hampshire corporation (“O.L. Development”) (Holdings, S&W Corp. and TCAC are hereinafter referred to individually as a “Borrower”, and collectively as the “Borrowers”, and the Borrowers, TCHC, Fox Ridge, Bear Lake, K.W. Thompson are O.L. Development are hereinafter referred to individually as a “Credit Party,” and collectively as the “Credit Parties”), the Lenders (as defined below), and TD Bank, N.A., a national banking association (“TD Bank”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other lenders party to the Credit Agreement (as defined below) from time to time (the “Lenders”).
RECITALS:
     WHEREAS, reference is made to a certain Credit Agreement dated as of November 30, 2007 by and among the Borrowers, the Lenders and the Administrative Agent, as amended by that certain Amendment No. 1 to Credit Agreement and Assignment and Acceptance of Collateral Documents dated as of October 31, 2008 (as amended from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrowers, the Administrative Agent and the Lender desire to modify (i) the definition of Applicable Margin and (ii) the Consolidated Leverage Ratio;
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing recitals are hereby incorporated by reference herein.
     2. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     3. Amendments to Credit Agreement. The parties hereto hereby agree that, effective on the Effective Date, the Credit Agreement is hereby amended as follows:
          3.1 The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in its stead:
          “‘Applicable Margin’ means:
     (a) (i) during the period commencing on the date hereof and ending on the date of delivery of the Compliance Certificate for the fiscal quarter ending January 31, 2008, the Applicable Margin for all Loans and unused line fees shall be set at Level 2 on the grid below, and (ii) at all times during each Interest Period thereafter the Applicable Margin as of any date of determination shall be determined based upon the Consolidated Leverage Ratio as of the Determination Date immediately preceding such date as indicated in the following table:

		Applicable Margin	Applicable Margin
	Consolidated	for Revolving Loan	for Revolving Loan	Unused
	Leverage	(per annum rates)	(per annum rates)	Revolver
	Ratio	for Base Rate Loans	for LIBOR Loans	Fee
Level 1	Greater than 3.00:1.00	1.00%	3.00%	0.75%
Level 2	Greater than 2.50:1.00 but less than or equal to 3.00:1.00	0.50%	2.50%	0.50%
Level 3	Greater than 2.00:1.00 but less than or equal to 2.50:1.00	0.50%	2.25%	0.50%
Level 4	Greater than 1.50:1.00 but less than or equal to 2.00:1.00	0.50%	2.00%	0.25%
Level 5	Equal to or less than 1.50:1.00	0.50%	1.75%	0.25%

If any Compliance Certificate has not been delivered to the Administrative Agent within the time periods specified in Section 6.01(c), then until the Determination Date, the highest rate set forth above shall apply.”
          3.2 Section 7.12(b) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:
     “(b) Consolidated Leverage Ratio. The Companies will not permit the Consolidated Leverage Ratio, determined for any Test Period ending on any date during any period set forth below, to be more than the ratio set forth below opposite such period:

Period	Ratio
April 30, 2009, July 31, 2009, October 31, 2009, January 31, 2010, and April 30, 2010	3.50:1.00
July 31, 2010 and each fiscal quarter thereafter	3.25:1.00
          3.3 Schedule 6.12 (Depository Banks) to the Credit Agreement is hereby deleted in its entirety and Schedule 6.12 (Depository Banks) attached hereto is hereby substituted in its stead.
     4. Representations and Warranties. Each of the Credit Parties, by its execution hereof, jointly and severally represents and warrants as follows:
          4.1. Legal Existence; Organization. Each Credit Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and under the laws of each other jurisdiction in which it is qualified to do business, with all power and authority (corporate or otherwise) necessary (a)  to enter into this Amendment No. 2 (and the attached acknowledgements and consents to which such Credit Party is a party) and the documents executed in connection therewith and to perform all of its obligations hereunder and thereunder and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it.
          4.2. Enforceability. Each Credit Party has taken all action (corporate or otherwise) required to make the provisions of this Amendment No. 2 (and the attached acknowledgements and consents to which such Credit Party is a party) and the documents executed in connection therewith valid and enforceable obligations of such Credit Party, as they purport to be. Each Credit Party has duly authorized, executed and delivered this Amendment No. 2 (and the attached acknowledgements and consents to which such Credit Party is a party) and the documents executed in connection therewith. This Amendment No. 2 (and the attached acknowledgements and consents to which such Credit Party is a party) and each document executed in connection therewith is the legal, valid and binding obligations of such Credit Party and each is enforceable against such Credit Party in accordance with its terms.
          4.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance by any Credit Party of this Amendment No. 2 (or the attached acknowledgements and consents to which such Credit Party is a party) or any document executed in connection therewith, nor the consummation of any other transaction referred to or contemplated by this Amendment No. 2 (or the attached acknowledgements and consents to which such Credit Party is a party) or any document executed in connection therewith, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:
          4.3.1 any breach or termination of any agreement, instrument, deed or lease to which such Credit Party is a party or by which such Credit Party is bound, or of the charter, by-laws or other organizational documents, as applicable, of such Credit Party;
          4.3.2 the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Credit Party;
          4.3.3 the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Collateral which secure the Obligations) upon any of the assets of such Credit Party; or
          4.3.4 any redemption, retirement or other repurchase obligation of such Credit Party under any charter, by-law, organizational document, agreement, instrument, deed or lease to which such Credit Party is a party.
Except such as have been obtained and are in full force and effect, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Credit Party in connection with the execution, delivery and performance by such Credit Party of this Amendment No. 2 (and the attached acknowledgements and consents to which such Credit Party is a party) or any document executed in connection therewith or the consummation of the transactions contemplated hereby or thereby.
          4.4. Defaults. No Default exists or, immediately after giving effect to this Amendment No. 2, will exist.
          4.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Article V of the Credit Agreement and in Section 10 of the Holdings/TCAC Guaranty, Section 10 of the Holdings/S&W Corp. Guaranty, Section 10 of the Operating Companies Guaranty and Section 10 of the Subsidiary Guaranty are each true and correct in all material respects on the date hereof as if originally made on and as of the date hereof, except as the same may expressly relate to an earlier date.

     5. Conditions. The effectiveness of this Amendment No. 2 shall be subject to and shall occur upon the satisfaction of the following conditions:
          5.1 Proper Proceedings. The execution and delivery by the Credit Parties of this Amendment No. 2 (and the attached acknowledgements and consents to which each such Credit Party is a party) and the documents executed in connection therewith and the performance of their respective obligations hereunder and thereunder shall have been authorized by all necessary proceedings of each of the Credit Parties. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated by this Amendment No. 2 and the documents executed in connection therewith shall have been obtained and shall be in full force and effect.
          5.2 Consummation of this Amendment No. 2. The Administrative Agent shall have received this Amendment No. 2 (with the attached acknowledgements and consents) fully executed by the parties hereto and thereto.
          5.3 Certificates of Secretary. The Administrative Agent shall have received a Certificate of each Credit Party dated as of the date hereof and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment No. 2 and other documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Credit Party authorized to sign this Amendment No. 2 and such other documents, and (C) certify that there has been no change in the certificate or articles of incorporation and by-laws of each Credit Party since November 30, 2007 and that such certificate or articles of incorporation and by-laws are in full force and effect or, if any such certificate or articles of incorporation or by-laws have been changed since November 30, 2007, attach a copy of such certificate or articles of incorporation or by-laws and certify such copy of being true and correct and in full force and effect.
          5.4 Amendment Fee. The Administrative Agent shall have received an amendment fee of $50,000, which shall be non-refundable and deemed earned upon the execution and delivery of this Amendment No. 2.
          5.5 Other Documents. The Administrative Agent shall have received duly executed copies of such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment No. 2, each in form and substance acceptable to the Administrative Agent.
          5.6 Legal Matters. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Administrative Agent and the Lenders.
          5.7 Fees and Expenses. The Credit Parties shall have paid all fees and expenses of the Administrative Agent and the Lender (including the reasonable fees and expenses of their legal counsel) in connection with this Amendment No. 2 and the documents executed in connection therewith and the transactions contemplated herein.

     6. Further Assurances. Each of the Credit Parties will, promptly upon the request of the Administrative Agent from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all such other action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Amendment No. 2 (and the attached acknowledgements and consents) and the documents executed in connection therewith.
     7. No Defenses/Release. Each Credit Party warrants and represents to the Administrative Agent and Lender that such Credit Party has no claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, or if any such Person does have any claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, the same are hereby waived, relinquished and released in consideration of the execution and delivery of this Amendment by the Administrative Agent.
     8. General. The Credit Agreement, as amended hereby, and all of the Loan Documents are each confirmed as being in full force and effect. The Credit Agreement, as amended hereby, and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment No. 2 may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties thereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by telecopy or in PDF format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. This Amendment No. 2 (and attached acknowledgments and consents) shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, Section 5-1401 of the New York General Obligations Law.
[Signature pages follow]

     Each of the undersigned has caused this Amendment No. 2 to Credit Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

Credit Parties: SMITH & WESSON HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President, Chief Financial Officer and Treasurer

SMITH & WESSON CORP.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON/CENTER ARMS COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON CENTER HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

[Signatures appear on following pages]

FOX RIDGE OUTFITTERS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

BEAR LAKE HOLDINGS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

K.W. THOMPSON TOOL COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

O.L. DEVELOPMENT, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

[Signatures appear on following page]

Administrative Agent: TD BANK, N.A., as Administrative Agent
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President

Lender: TD BANK, N.A., as sole Lender
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President

Schedule 6.12
DEPOSITORY BANKS
[Schedule Provided To Lender]
Schedule - 6.12